Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER 2018 RESULTS

First Quarter Results Meaningfully Exceeded LaSalle’s Expectations; EBITDA Outperformed Outlook by Approximately $6 Million or 15%

First Quarter Unaffected Property RevPAR Flat

Strong Growth in Corporate and International Travel Segments

Increases Full Year 2018 Outlook

BETHESDA, MD, May 10, 2018 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended March 31, 2018. The Company’s results are summarized below.

	First Quarter
	2018	2017	% Var.
	(dollars in millions except per share/unit data)

Net (loss) income attributable to common shareholders(1)	$(11.1)	$76.1	-114.6%
Net (loss) income attributable to common shareholders per diluted share(1)	$(0.10)	$0.67	-114.9%

Unaffected Properties (Excludes Washington, DC, Key West and Properties Under Renovation)
RevPAR(2)	$169.97	$169.56	0.2%

All Properties
RevPAR(2)	$165.23	$178.81	-7.6%
Hotel EBITDAre Margin(2)	23.7%	27.4%
Hotel EBITDAre Margin Change(2)	-370 bps

Adjusted EBITDAre(2)	$47.6	$61.8	-23.0%
Note: Adjusted EBITDAre in the first quarter of 2017 included $3.6 million for assets that the Company sold in 2017.

Adjusted FFO attributable to common shareholders and unitholders(2)	$37.3	$51.3	-27.3%
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit(2)	$0.33	$0.45	-26.7%
(1) First quarter 2017 net income included $74.4 million of gains from the sales of Hotel Deca, Lansdowne Resort, and Alexis Hotel.
(2) See the discussion of non-GAAP measures and the tables later in this press release for reconciliations from net (loss) income to such measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA for real estate (“EBITDAre”), adjusted funds from operations (“FFO”), and pro forma hotel EBITDAre. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

Michael D. Barnello, President and Chief Executive Officer of LaSalle said, “First quarter results were meaningfully stronger than we expected and we are seeing the markets continue to build on this momentum so far in the second quarter. During the first quarter, corporate and international demand rebounded in our portfolio, and our early indication for the second quarter is that these positive trends should continue. Additionally, despite rising supply, the Manhattan market experienced its highest RevPAR growth of any quarter dating back to 2013, which is very promising. These data points are notably more positive than we expected just two months ago. We are encouraged by the market strength we are seeing and have raised our full year outlook; we believe the LaSalle portfolio is well positioned to capitalize on these drivers.”

Mr. Barnello added, “Furthermore, during the first quarter, we continued to make significant progress on our strategic and financial objectives and are confident in the unique value of our assets and position in the market. We delivered strong operational execution with flat RevPAR at our unaffected properties, demonstrated disciplined expense management and completed the majority of our renovations that began at the end of 2017. Importantly, we maintained our focus on prudent capital allocation and repurchased shares under the share repurchase program, creating additional value for our shareholders.”

First Quarter 2018 Results

▪
Net Loss: The Company’s net loss attributable to common shareholders was $11 million, which changed by $87 million from the same period in 2017, primarily due to $74 million of gains from three asset sales last year.

▪
RevPAR: The Company’s first quarter 2018 RevPAR decreased 7.6% to $165, driven by a 4.0% reduction in average daily rate to $221 and an occupancy decline of 3.7% to 74.9%. Excluding the Company’s hotels located in Washington, DC and Key West and hotels under renovation, RevPAR was approximately flat to last year.

First Quarter 2017 and 2018 RevPAR Bridge: Actual Results
	Inauguration(1)	Renovation Displacement	Subtotal Anomalies	Market Conditions	First Quarter

First Quarter 2017 RevPAR Actual	275 bps	100 bps	375 bps	-235 bps	1.4%

First Quarter 2018 RevPAR Outlook	-330 bps	-265 bps	-595 bps	-255 bps	-8.5%
First Quarter 2018 RevPAR Actual	-330 bps	-260 bps	-590 bps	-170 bps	-7.6%
Outlook vs. Actual	0 bps	5 bps	5 bps	85 bps	90 bps

(1) First quarter 2017 RevPAR (and the 2017 inauguration impact) did not include the results from Mason & Rook Hotel because it was not open for the first quarter of 2016. Mason & Rook Hotel is included in the full year 2018 outlook.

The table below further subdivides the above “Market Conditions” category to show integration disruption at the Company’s nine hotels managed by IHG (Kimpton) and two hotels managed by Marriott (Westin). As shown in the table, the impact of the integration disruption increased relative to the Company’s expectations during the first quarter by 55 basis points, while the unaffected market conditions improved by 140 basis points.

First Quarter 2018 Market Conditions Detail

	Integration Impact(1)	Unaffected Market Conditions	Total Market Conditions

First Quarter 2018 RevPAR Outlook	-60 bps	-195 bps	-255 bps
First Quarter 2018 RevPAR Actual	-115 bps	-55 bps	-170 bps
Outlook vs. Actual	-55 bps	140 bps	85 bps

(1) Includes disruption at the Company’s hotels managed by IHG (Kimpton) and Marriott (Westin). The original outlook for the integration impact in the first quarter was quoted on the Company’s fourth quarter 2017 earnings call.

▪	Hotel EBITDAre Margin: The Company’s hotel EBITDAre margin was 23.7%, which declined by 370 basis points from the first quarter 2017. The Company’s hotel expenses declined by 1% during the quarter.

▪	Adjusted EBITDAre: The Company’s adjusted EBITDAre was $48 million, a decrease of $14 million from the first quarter 2017.

▪	Adjusted FFO: The Company generated adjusted FFO of $37 million, or $0.33 per diluted share/unit, compared to $51 million, or $0.45 per diluted share/unit, for the first quarter 2017.

Capital Investments: The Company invested $39 million of capital in its hotels in the first quarter. The majority of this investment was for renovations, which are now mostly complete at Westin Copley Place in Boston, Paradise Point Resort and Spa in San Diego, Chamberlain and Le Montrose Suite Hotel in West Hollywood, Hotel Spero (formerly Serrano Hotel) and Harbor Court Hotel in San Francisco, and The Heathman Hotel in Portland.

The Company anticipates investing approximately $175 million of capital in its hotels in 2018, as previously disclosed.

Balance Sheet and Capital Markets Activities

▪
Balance Sheet Summary as of March 31, 2018: The Company had total outstanding debt of $1.1 billion, and total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility, adjusted for all cash and cash equivalents on its balance sheet) was 2.6 times. The Company’s fixed charge coverage ratio was 5.3 times, and its weighted average interest rate for the first quarter was 3.2%. The Company had capacity of $773 million available on its credit facilities, in addition to $229 million of cash and cash equivalents on its balance sheet.

▪	Hyatt Regency Boston Harbor Bond Repayment: On March 1, 2018, the Company repaid the $42.5 million of outstanding bonds on the Hyatt Regency Boston Harbor with cash on hand.

▪
Share Repurchase: Between February 26, 2018 and March 5, 2018, the Company repurchased 2,982,800 common shares of the Company at a cost of $74.5 million and a weighted average price of $24.96 per share under the Company’s previously announced share repurchase program, which equates to an 8.1% capitalization rate on 2017 NOI. The Company has approximately $500 million of capacity remaining in its share repurchase authorization. The Company has not repurchased any common shares under the program since March 5, 2018.

Key West Impact Update: In the first quarter, the Company recorded $1.3 million of business interruption proceeds related to losses in 2017 following Hurricane Irma. The Company will continue to process business interruption claims for both of the Key West properties.

Full Year 2018 Outlook
The Company is updating its full year outlook for 2018 to account for outperformance during the first quarter and second quarter outlook only. The Company has not made any changes to its outlook in the second half of 2018 at this time. The outlook is based on the current economic environment and assumes no acquisitions, dispositions, or capital markets activity.

Mr. Barnello concluded, “With the bulk of the renovations behind us, coupled with the strong rebound in corporate and international travel, we are more confident than ever that LaSalle is poised to deliver compelling shareholder returns, and we are pleased to raise our full year outlook as a result. As always, we remain focused on enhancing value for shareholders and open-minded to all viable opportunities to achieve our objectives with our irreplaceable portfolio of outstanding hotel assets, solid balance sheet and strong cash flow.”

The Company’s RevPAR, hotel EBITDAre margin, and financial expectations for 2018 are shown in the table below:

Full Year 2018 Outlook
(dollars in millions except per share/unit data)

	Original	Current	Variance at Midpoint
Net income	$68	$70 to $73	+$3.5

RevPAR change	-2.0%	-1.0% to -0.5%	+125 bps
Hotel expenses change	2.0%	2.5% to 2.7%	+60 bps
Hotel EBITDAre margin	30.4%	30.9% to 31.1%	+60 bps
Hotel EBITDAre margin change	-275 bps	-230 bps to -210 bps	+55 bps

Adjusted EBITDAre	$291	$302 to $305	+$12.5
Adjusted FFO	$235	$241 to $244	+$7.5
Adjusted FFO per diluted share/unit	$2.06	$2.16 to $2.19	+$0.12

Second Quarter 2018 Outlook
The Company is providing a second quarter outlook for 2018, as shown in the following table:

Second Quarter 2018 Outlook
(dollars in millions except per share/unit data)

	Current	Excluding Kimpton and Marriott
Net income	$40 to $43

RevPAR change	0.0% to 1.5%	2.0% to 3.5%

Adjusted EBITDAre	$102 to $105
Adjusted FFO	$82 to $85
Adjusted FFO per diluted share/unit	$0.74 to $0.77

The only anomaly affecting the Company’s second quarter outlook is the continued integration-related disruption at all nine of its Kimpton-managed hotels and both of its Marriott-managed Westin hotels. Excluding these 11 hotels, the implied RevPAR outlook range for the second quarter is 2.0% to 3.5%.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results for the second quarter and full year 2018 may vary, and could vary significantly, from the amounts shown above. Achievement of the anticipated results is subject to the risks discussed in the Company’s filings with the Securities and Exchange Commission.

Dividend
On March 15, 2018, the Company declared a first quarter 2018 dividend of $0.45 per common share.

On March 28, 2018, the Company announced its dividend policy for the remaining quarters of 2018. Pursuant to the dividend policy, the Company expects to pay a quarterly dividend of $0.225 per common share for each of the quarters ending June 30, 2018, September 30, 2018 and December 31, 2018.

To the extent that the regular quarterly dividends for 2018 do not satisfy the annual distribution requirements under the REIT provisions of the Internal Revenue Code, the Company expects to satisfy the annual distribution requirements by paying a special dividend in January 2019.

The adoption of a dividend policy does not commit the Company to declare future dividends at the expected levels, or at all. The timing, form and amount of any future dividends will be in the discretion of the Company’s Board of Trustees and will depend upon the Company’s cash flow, financial condition and capital expenditure requirements, the annual REIT distribution requirements and other factors that the Board deems relevant.

Earnings Call
The Company will conduct its quarterly conference call on Thursday, May 10, 2018 at 8:00 AM eastern time. To participate in the conference call, please dial (800) 289-0438. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling 10,452 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s outlook for RevPAR, adjusted FFO, adjusted EBITDAre and derivations thereof, dividend policy, share repurchase program, asset management strategies, insurance coverage, and capital expenditure program. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
# # #
Additional Contacts:
Kenneth G. Fuller or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets:
Investment in hotel properties, net	$3,297,028	$3,265,615
Property under development	18,191	49,459
Cash and cash equivalents	228,985	400,667
Restricted cash reserves	13,871	14,262
Hotel receivables (net of allowance for doubtful accounts of $361 and $404, respectively)	30,875	35,916
Debt issuance costs for borrowings under credit facilities, net	3,001	3,274
Deferred tax assets	5,882	2,136
Prepaid expenses and other assets	58,756	43,612
Total assets	$3,656,589	$3,814,941
Liabilities:
Borrowings under credit facilities	$0	$0
Term loans, net of unamortized debt issuance costs	853,341	853,195
Bonds payable, net of unamortized debt issuance costs	0	42,494
Mortgage loan, net of unamortized debt issuance costs	224,671	224,432
Accounts payable and accrued expenses	144,043	134,216
Advance deposits	27,610	26,625
Accrued interest	2,497	2,383
Distributions payable	53,852	55,135
Total liabilities	1,306,014	1,338,480
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference of $260,000), 40,000,000 shares authorized; 10,400,000 shares issued and outstanding	104	104
Common shares of beneficial interest, $0.01 par value, 200,000,000 shares authorized; 113,251,427 shares issued and 110,379,395 shares outstanding, and 113,251,427 shares issued and 113,209,392 shares outstanding, respectively	1,132	1,132
Treasury shares, at cost	(71,731)	(1,181)
Additional paid-in capital, net of offering costs of $82,865 and $82,842, respectively	2,765,336	2,767,924
Accumulated other comprehensive income	19,072	10,880
Distributions in excess of retained earnings	(366,590)	(305,708)
Total shareholders’ equity	2,347,323	2,473,151
Noncontrolling Interests:
Noncontrolling interests in consolidated entities	16	18
Noncontrolling interests of common units in Operating Partnership	3,236	3,292
Total noncontrolling interests	3,252	3,310
Total equity	2,350,575	2,476,461
Total liabilities and equity	$3,656,589	$3,814,941

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2018	2017
Revenues:
Hotel operating revenues:
Room	$155,422	$178,365
Food and beverage	43,632	52,304
Other operating department	20,107	20,367
Total hotel operating revenues	219,161	251,036
Other income	3,862	3,369
Total revenues	223,023	254,405
Expenses:
Hotel operating expenses:
Room	49,186	52,323
Food and beverage	34,816	39,148
Other direct	2,933	4,184
Other indirect	62,194	69,656
Total hotel operating expenses	149,129	165,311
Depreciation and amortization	45,315	47,263
Real estate taxes, personal property taxes and insurance	16,028	16,115
Ground rent	3,829	3,385
General and administrative	6,516	6,554
Costs related to unsolicited takeover offer	2,651	0
Other expenses	1,220	1,918
Total operating expenses	224,688	240,546
Operating (loss) income	(1,665)	13,859
Interest income	834	142
Interest expense	(10,160)	(9,827)
Loss from extinguishment of debt	0	(1,706)
(Loss) income before income tax benefit	(10,991)	2,468
Income tax benefit	4,027	4,773
(Loss) income before gain on sale of properties	(6,964)	7,241
Gain on sale of properties	0	74,358
Net (loss) income	(6,964)	81,599
Noncontrolling interests of common units in Operating Partnership	2	(110)
Net (loss) income attributable to the Company	(6,962)	81,489
Distributions to preferred shareholders	(4,116)	(5,405)
Net (loss) income attributable to common shareholders	$(11,078)	$76,084

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2018	2017
Earnings per Common Share - Basic:
Net (loss) income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.10)	$0.67
Earnings per Common Share - Diluted:
Net (loss) income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.10)	$0.67
Weighted average number of common shares outstanding:
Basic	112,163,674	112,923,719
Diluted	112,163,674	113,306,209

Comprehensive Income:
Net (loss) income	$(6,964)	$81,599
Other comprehensive income:
Unrealized gain on interest rate derivative instruments	8,209	1,124
Reclassification adjustment for amounts recognized in net (loss) income	(6)	985
	1,239	83,708
Noncontrolling interests of common units in Operating Partnership	(9)	(112)
Comprehensive income attributable to the Company	$1,230	$83,596

LASALLE HOTEL PROPERTIES
FFO, EBITDA and EBITDAre
(in thousands, except share/unit and per share/unit data)
(unaudited)

	For the three months ended
	March 31,
	2018	2017
Net (loss) income	$(6,964)	$81,599
Depreciation	45,154	47,131
Amortization of deferred lease costs	120	79
Gain on sale of properties	0	(74,358)
FFO	$38,310	$54,451
Distributions to preferred shareholders	(4,116)	(5,405)
FFO attributable to common shareholders and unitholders	$34,194	$49,046
Pre-opening, management transition and severance expenses	208	82
Costs related to unsolicited takeover offer	2,651	0
Loss from extinguishment of debt	0	1,706
Hurricane property insurance proceeds, net of related repairs and cleanup costs	(355)	0
Loss from The Marker Waterfront Resort original development deficiencies	145	0
Non-cash ground rent	454	465
Adjusted FFO attributable to common shareholders and unitholders	$37,297	$51,299
Weighted average number of common shares and units outstanding:
Basic	112,308,897	113,068,942
Diluted	112,714,534	113,451,432
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.30	$0.43
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.33	$0.45

	For the three months ended
	March 31,
	2018	2017
Net (loss) income	$(6,964)	$81,599
Interest expense	10,160	9,827
Income tax benefit	(4,027)	(4,773)
Depreciation and amortization	45,315	47,263
EBITDA	$44,484	$133,916
Gain on sale of properties	0	(74,358)
EBITDAre	$44,484	$59,558
Pre-opening, management transition and severance expenses	208	82
Costs related to unsolicited takeover offer	2,651	0
Loss from extinguishment of debt	0	1,706
Hurricane property insurance proceeds, net of related repairs and cleanup costs	(355)	0
Loss from The Marker Waterfront Resort original development deficiencies	145	0
Non-cash ground rent	454	465
Adjusted EBITDAre	$47,587	$61,811
Corporate expense	8,011	8,632
Interest and other income	(4,698)	(3,512)
Pro forma hotel level adjustments, net(1)	1,302	(2,889)
Hotel EBITDAre	$52,202	$64,042

(1)	Pro forma includes all properties owned by the Company as of March 31, 2018.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended
	March 31,
	2018	2017
Revenues:
Room	$155,422	$168,175
Food and beverage	43,632	47,045
Other	21,092	18,384
Total hotel revenues	220,146	233,604

Expenses:
Room	49,186	49,764
Food and beverage	34,816	35,620
Other direct	2,931	2,397
General and administrative	18,215	18,575
Information and telecommunications systems	4,010	4,180
Sales and marketing	17,544	17,775
Management fees	5,954	6,751
Property operations and maintenance	8,923	9,066
Energy and utilities	6,252	6,466
Property taxes	14,487	13,785
Other fixed expenses(2)	5,626	5,183
Total hotel expenses	167,944	169,562

Hotel EBITDAre	$52,202	$64,042

Hotel EBITDAre Margin	23.7%	27.4%

(1)	This schedule includes the operating data for the three months ended March 31, 2018 and 2017 for all properties owned by the Company as of March 31, 2018.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger and Harbor Court in all periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payments were $99 for the three months ended March 31, 2018 and 2017. At Harbor Court, the base and participating ground rent payments were $235 and $288 for the three months ended March 31, 2018 and 2017, respectively.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended
	March 31,
	2018	2017
Total Portfolio
Occupancy	74.9%	77.8%
Decrease	(3.7)%
ADR	$220.62	$229.92
Decrease	(4.0)%
RevPAR	$165.23	$178.81
Decrease	(7.6)%

For the three months ended March 31, 2018
Market Detail	RevPAR Variance %
Boston	(7.4)%
Chicago	2.8%
Key West	(9.3)%
Los Angeles	(8.3)%
New York	2.6%
Other(2)	5.3%
San Diego Downtown	(4.1)%
San Francisco	(6.4)%
Washington, DC	(24.9)%

(1)	Pro forma includes the statistical data for all properties owned by the Company as of March 31, 2018.

(2)
Other includes The Heathman Hotel in Portland, Chaminade Resort in Santa Cruz, Embassy Suites Philadelphia - Center City in Philadelphia, L’Auberge Del Mar in Del Mar, and The Hilton San Diego Resort and Paradise Point Resort in San Diego.

LASALLE HOTEL PROPERTIES
2018 Outlook - FFO and Adjusted FFO
(in millions, except per share/unit data)
(unaudited)

	For the three months ending
	June 30, 2018
	Low	High
Net income	$40.1	$43.1
Depreciation and amortization	45.5	45.5
FFO	$85.6	$88.6
Distributions to preferred shareholders	(4.1)	(4.1)
FFO attributable to common shareholders and unitholders	$81.5	$84.5
Non-cash ground rent	0.5	0.5
Adjusted FFO attributable to common shareholders and unitholders	$82.0	$85.0

Weighted average number of common shares and units outstanding (diluted)	110.8	110.8

FFO attributable to common shareholders and unitholders per diluted share/unit	$0.74	$0.76
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.74	$0.77

	For the year ending
	December 31, 2018
	Low	High
Net income	$69.8	$72.8
Depreciation and amortization	185.9	185.9
FFO	$255.7	$258.7
Distributions to preferred shareholders	(16.5)	(16.5)
FFO attributable to common shareholders and unitholders	$239.2	$242.2
Non-cash ground rent	1.8	1.8
Adjusted FFO attributable to common shareholders and unitholders	$241.0	$244.0

Weighted average number of common shares and units outstanding (diluted)	111.4	111.4

FFO attributable to common shareholders and unitholders per diluted share/unit	$2.15	$2.17
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$2.16	$2.19

LASALLE HOTEL PROPERTIES
2018 Outlook - EBITDAre and Adjusted EBITDAre
(in millions)
(unaudited)

	For the three months ending
	June 30, 2018
	Low	High
Net income	$40.1	$43.1
Interest expense and income tax expense	15.9	15.9
Depreciation and amortization	45.5	45.5
EBITDAre	$101.5	$104.5
Non-cash ground rent	0.5	0.5
Adjusted EBITDAre	$102.0	$105.0

	For the year ending
	December 31, 2018
	Low	High
Net income	$69.8	$72.8
Interest expense and income tax expense	44.4	44.4
Depreciation and amortization	186.0	186.0
EBITDAre	$300.2	$303.2
Non-cash ground rent	1.8	1.8
Adjusted EBITDAre	$302.0	$305.0

The Company’s full year 2018 outlook for hotel EBITDAre margin of 30.9% on the low end and 31.1% on the high end is calculated using estimated total hotel revenue of $1,052 million and $1,055 million, respectively.

Non-GAAP Financial Measures
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), adjusted FFO (including adjusted FFO per share/unit), EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre to be helpful in evaluating a real estate company’s operations.
FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre are not measures of the Company’s liquidity, nor are such measures indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been or will be incurred. FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.
FFO
The white paper on FFO approved by the National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with the standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
EBITDA and EBITDAre
EBITDA represents net income or loss (computed in accordance with GAAP), excluding interest expense, income tax, depreciation and amortization. The white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate” approved by NAREIT defines EBITDAre as net income or loss (computed in accordance with GAAP), excluding interest expense, income tax, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and after comparable adjustments for the Company’s portion of these items related to unconsolidated affiliates. The Company computes EBITDAre consistent with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders. In addition, the Company believes the presentation of EBITDAre, which adjusts for certain additional items including gains on sale of property, allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets.
Adjusted FFO and Adjusted EBITDAre
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDAre, which measures are adjusted for certain additional items, including impairment losses (to the extent included in EBITDAre), loss from extinguishment of debt, acquisition transaction costs, costs associated with management transitions or the departure of executive officers, costs associated with the recognition of issuance costs related to the redemption of preferred shares, non-cash ground rent and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA and EBITDAre, the Company’s calculation of adjusted FFO and adjusted EBITDAre may be different from similar adjusted measures calculated by other REITs.
Hotel EBITDAre
The Company also presents hotel EBITDAre, which excludes the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities. In addition, hotel EBITDAre is presented on a pro forma basis to include the results of operations of certain hotels under previous ownership acquired during the periods presented and exclude the results of operations of any hotels sold or closed for renovations during the periods presented. Results for the hotels for periods prior to the Company’s ownership were provided by prior owners and have not been adjusted by the Company or audited by its auditors. The Company believes that presenting pro forma hotel EBITDAre, excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which the individual hotels and operators have direct control. The Company believes these property-level results provide investors with supplemental information on the ongoing operational performance of each of the hotels and the effectiveness of the third-party management companies operating the Company’s business on a property-level basis.
NOI Capitalization Rates
The Company calculates the capitalization rates based on 12-month net operating income (“NOI”). The Company defines NOI as hotel revenues (room and other hotel operating revenues) less hotel expenses (hotel operating expenses, real estate and personal property taxes, insurance, ground rent, furniture, fixtures and equipment reserve, and other hotel expenses).